UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):  August 11, 2008
DIEBOLD, INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:   (330) 490-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities
The company has previously announced that it had identified a series of actions that it planned to initiate during 2008 in order to realign its global manufacturing footprint, including a transition from a four-plant global Opteva production footprint down to two plants.
While the company is still finalizing its plans in connection with this manufacturing realignment, on August 11, 2008, the company notified its employees and the union representing the bargaining unit at its Newark, Ohio-area manufacturing facility that it intends to close this operation and move all of its production to the company’s plant in Lexington, North Carolina.
As a result of this planned closure, the company is anticipating total restructuring charges of approximately $12 million, consisting of approximately $11 million in cash charges and approximately $1 million in non-cash charges. The cash charges consist primarily of employee separation charges, including pension obligations, while the non-cash charges consist primarily of charges to reduce select property, plant and equipment to their net realizable value. The company also expects a small gain of approximately $1 to $2 million in connection with the potential subsequent sale of the facility that will partially offset the restructuring charges. The company anticipates the product relocation and employee reductions to begin in October 2008, and that the Newark-area facility will be closed no later than the end of the first quarter of 2009. The job eliminations associated with this planned closing will be included in the global workforce reduction target that was announced on February 6, 2008.
This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated future charges and cash expenditures relating to the planned closure of the Newark, Ohio-area facility. In particular, all of the charges in Item 2.05 of this Current Report are estimates and are therefore subject to change. These forward-looking statements give the company’s current expectations or forecasts and are based upon management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to the following: the timing of the facility closing; the ability to sell the facility; the ability to sell the facility for a gain; separation costs that differ from original estimates because of the timing of employee terminations; and amounts for non-cash charges relating to property, plant and equipment that differ from the original estimates because of the ultimate fair market value of such property, plant and equipment. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in its reports on Form 10-Q, 8-K and 10-K submitted to the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIEBOLD, INCORPORATED
Date: August 15, 2008	By:	/s/ Leslie A. Pierce
Leslie A. Pierce
Vice President and Corporate Controller